EXHIBIT 99

               TD Banknorth Inc. To Employ Purchase Accounting


PORTLAND, Maine-May 13, 2005-TD Banknorth Inc. (NYSE: BNK) ("TD Banknorth" or "the Company") announced today that based on discussions with the staff of the Office of Chief Accountant of the SEC, the Company will use the purchase method of accounting to account for the transaction with TD Bank Financial Group ("TD") which closed on March 1, 2005.

"We are pleased to have this matter resolved," said TD Banknorth Chairman, President and CEO, William J. Ryan. "As I have previously said, TD Banknorth's earnings exclusive of the amortization of identifiable intangible assets will not be materially impacted by this decision. We continue to believe in the strength of TD Banknorth and in the economics of the transaction with TD," he added.

The Company had sought a technical interpretation from the Office of the Chief Accountant of the SEC on how to account for the transaction. While in discussions with the staff, the Company announced preliminary first quarter results on April 25, 2005 using both historical and purchase accounting to account for the transaction.

As previously indicated, purchase accounting will have no material impact on the Company's earnings exclusive of the amortization of identifiable intangible assets or on the Company's capital ratios. TD Banknorth and its banking subsidiary continue to qualify as well capitalized institutions under applicable laws and regulations.

On a going-forward basis, the Company will report both GAAP earnings and earnings exclusive of the amortization of identifiable intangible assets with a reconciliation between the two. This is consistent with how TD reports its earnings.

The Company will release its earnings after accounting for the transaction under the purchase method before the market opens on Monday, May 16th and will hold a conference call for analysts and investors at 9:00 a.m., Eastern Daylight Time, that same day. The dial-in number for USA and Canada is 800-573-4842 and the international dial-in number is 617-224-4327. The passcode for both numbers is 25230710.

The conference call is also being web cast by CCBN and can be accessed at TD Banknorth's website at www.banknorth.com/investorrelations and is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional Investors can access the call via CCBN's password-protected event management site, Street Events (www.streetevents.com).

A replay of the conference call will be available shortly after the call's completion until June 16, 2005. The replay number for USA and Canada is 888-286-8010. The International dial-in number is 617-801-6888. The replay passcode is 73107906. The live webcast and webcast replay is available at www.banknorth.com/investorrelations.

About TD Banknorth Inc.

TD Banknorth Inc. is a leading banking and financial services company headquartered in Portland, Maine and a majority-owned subsidiary of TD Bank Financial Group. The Company provides financial services to over 1.3 million households in the Northeast. TD Banknorth's banking subsidiary, Banknorth, N.A., operates banking divisions in Connecticut (Banknorth Connecticut); Maine (Peoples Heritage Bank); Massachusetts (Banknorth Massachusetts); New Hampshire (Bank of New Hampshire); New York (Evergreen Bank); and Vermont (Banknorth Vermont). TD Banknorth and Banknorth, N.A. also operate subsidiaries and divisions in insurance, wealth management, merchant services, mortgage banking, government banking and other financial services and offer investment products in association with PrimeVest Financial Services, Inc. TD Banknorth Inc. trades on the New York Stock Exchange under the symbol "BNK".

This news release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America. The Company's management uses these non-GAAP measures in its analysis of the Company's performance. These measures typically adjust GAAP performance measures to exclude the effects of charges and expenses related to the consummation of mergers and acquisitions and costs related to the integration of merged entities, as well as the amortization of intangible assets in the case of "cash basis" performance measures. These non-GAAP measures also may exclude other significant gains or losses that are unusual in nature, such as security gains and prepayment penalties. Because these items and their impact on the Company's performance are difficult to predict, management believes that presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the Company's core businesses.
These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

This news release contains certain forward-looking statements with respect to the financial condition, results of operations and business of the Company. Forward-looking statements are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited, to, changes in general economic conditions, interest rates, deposit flows, loan demand, competition, legislation or regulation and accounting principles, policies or guidelines, as well as other economic, competitive, governmental, regulatory and accounting and technological factors affecting the Company's operations. In addition, acquisitions may result in large one-time charges to income, may not produce revenue enhancements or cost savings at levels or within time frames originally anticipated and may result in unforeseen integration difficulties. Investors are encouraged to access the Company's periodic reports filed with the Securities and Exchange Commission for financial and business information regarding the Company, including information which could affect the Company's forward-looking statements. The forward-looking statements in this press release speak only as of the date of the press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.